                                                                    EXHIBIT 10.3


                                 EMPLOYMENT AGREEMENT


        The parties to this Agreement are World Wrestling Federation Entertainment, Inc. (the "Company"), a Delaware corporation, and Linda E. McMahon, an individual residing in the State of Connecticut (the "Executive"). The Executive and the Company mutually desire to set forth in this Agreement the terms and conditions of a continued employment relationship. The execution and delivery of this Agreement have been duly authorized by the Board of Directors of the Company (the "Board"). This Agreement shall become effective upon the consummation of the initial public offering of the Company's equity securities (the "Effective Date").

        NOW, THEREFORE, the Company and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

        1.   Employment and Term.
             -------------------
        (a)  Employment.  The Company hereby offers to employ the Executive as
             ----------
the President and Chief Executive Officer of the Company and the Executive hereby accepts such employment with the Company, for the Term set forth in Paragraph 1(b). During the Term, the Executive shall also serve as President and Chief Executive Officer of each significant subsidiary of the Company.

        (b)  Term.  The term of the Executive's employment under this Agreement
             ----
(the "Term") shall commence on the Effective Date and end on the fourth (4th) anniversary of the Effective Date, subject to the extension of such Term as set forth in the immediately following sentence or earlier expiration of such Term as provided in Paragraph 7. Unless either the Company or the Executive provides written notice to other, not sooner than 18 months nor later than 12 months prior to the scheduled expiration of the Term as then in effect, the Term shall be automatically extended for an additional period of one year, and the preceding clause of this sentence shall again apply with respect to subsequent extensions of the Term.

        2.  Duties.  The Executive shall report to the Board and perform duties
            ------
consistent with her position as President and Chief Executive Officer as set forth in the Company's by-laws and as directed by the Board from time to time. The Executive shall also serve as a member of the Board during the Term. The Executive shall devote substantially her best skill and efforts (reasonable sick leave and vacations excepted) to the performance of her duties under this Agreement; provided, however, that nothing in this Agreement shall preclude the Executive from devoting reasonable periods required for (i) serving as a director or member of a committee of any organization involving no conflict of interest with the interest of the Company or its subsidiaries; (ii) delivering lectures, fulfilling speaking engagements, teaching at educational institutions;
(iii) engaging in charitable and community activities; (iv) participating in industry and trade organization activities; and (v) managing her personal investments, so long as such activities do not, in the good faith judgment of the Board, materially interfere with the regular performance of her duties and responsibilities under this Agreement; and, provided further, however, that the Executive shall not be deemed to be in breach of this Agreement solely as a result of her inability to perform services hereunder due to disability (provisions applicable in the event of the Executive's disability are set forth in Paragraphs 7 and 8).

        3.  Base Salary.  For services performed by the Executive for the
            -----------
Company pursuant to this Agreement during the Term, the Company shall pay the Executive a base salary at the rate of at least $750,000 per year, payable in accordance with the Company's regular payroll practices (but no less frequently than monthly). Any compensation which may be paid to the Executive under any additional compensation or incentive plan of the Company or which may be otherwise authorized from time to time by the Board (or an appropriate committee thereof) shall be in addition to the base salary to which the Executive shall be entitled under this Agreement.

        4.  Other Benefits.  In addition to the base salary to be paid to the
            --------------
Executive pursuant to Paragraph 3 hereof, the Executive shall also be entitled to the following:

        (a) Participation in Plans.  The Executive shall be entitled to a bonus
            ----------------------
opportunity for each fiscal year of up to 100% of her base salary based on the attainment of mutually agreed upon performance goals and objectives. The Executive shall also participate in the various benefit plans maintained in force by the Company from time to time, including any

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

qualified 401(k), profit sharing and other retirement plans, non-qualified retirement and deferred compensation plans, disability, medical, group life insurance, supplemental life insurance coverage, business travel insurance, sick leave, and other similar retirement and welfare benefit plans, programs and arrangements.

        (b)  Fringe Benefits.  In addition to the foregoing, the Executive shall
             ---------------
be entitled to perquisites of office, fringe benefits and other similar benefits no less favorable than those available to other senior executives of the Company.

        (c)  Expense Reimbursement.  The Company shall pay or reimburse the
             ---------------------
Executive, upon a proper accounting, for reasonable business expenses and disbursements incurred by him in the course of the performance of her duties under this Agreement.

        (d)  Vacation.  The Executive shall be entitled to four (4) weeks of
             --------
vacation during each year of this Agreement, or such greater period as the Board shall approve, without reduction in salary or other benefits.

        5.   Annual Review of Compensation.  During the Term, the compensation
             -----------------------------
package of the Executive shall be reviewed no less frequently than annually by the Board or an appropriate committee thereof to determine whether or not the same should be increased or enhanced in light of the duties and responsibilities of the Executive and the performance thereof. If it is determined that a base salary increase is merited, such increase shall be promptly put into effect and the base salary of the Executive as so increased shall constitute the base salary of the Executive for purposes of Paragraph 3.

        6.   Covenants of the Executive.  In order to induce the Company to
             --------------------------
enter into this Agreement, the Executive hereby agrees as follows:

        (a)  Confidentiality.  The Executive acknowledges that by reason of
             ---------------
her relationship with and service to the Company, the Executive has had and will have access to confidential information relating to operations and technology and know-how which have been developed by the Company and its affiliates and may be developed in the future by the Company and its affiliates, including, without limitation, information and knowledge pertaining to wrestling productions and performances, public relations and marketing, products and their design and manufacture, methods of operation, sales and profit data, customer and supplier lists and relationships between the Company and its affiliates and its customers, suppliers and others who have business dealings with it, other information not readily available to the public, and plans for future developments relating thereto. In recognition of the foregoing, during the Term and at all times thereafter, the Executive will maintain the confidentiality of all such information and other matters of the Company and its affiliates known to the Executive which are not otherwise in the public domain and will not disclose any such information to any person outside the organization of the Company, wherever located, except as required by law or with the Board's prior written authorization and consent.

        (b)  Records.  All papers, books and records of every kind and
             -------
description relating to the business and affairs of the Company, or any of its affiliates, whether or not prepared by the Executive, other than personal notes prepared by or at the direction of the Executive, shall be the sole and exclusive property of the Company, and the Executive shall surrender them to the Company at any time upon request by the Secretary of the Company.

        (c)  Non-Competition.  The Executive hereby agrees with the Company
             ---------------
that, during the Term and for a period of one year following the Date of Termination (as defined below in Paragraph 7(c)), (i) she shall not, directly or indirectly, engage in, or be employed by, or act as a consultant to, or be a director, officer, owner or partner of or acquire an interest in a business competing with the professional wrestling or other core businesses conducted by the Company or any of its subsidiaries or affiliates, nor without the prior written consent of the Board directly or indirectly have any interest in, own, manage, operate, control, be connected with as a stockholder, joint venturer, officer, employee, partner or consultant, or otherwise engage, invest or participate in any business that is competitive with the professional wrestling or other core businesses conducted by the Company or by any subsidiary or affiliate of the Company; provided, however, that nothing contained in this Paragraph 6(c) shall prevent the Executive from investing or trading in stocks, bonds, commodities, securities, real estate or other forms of investment for the Executive's own account and benefit (directly or indirectly), so long as such investment activities do not significantly interfere with the Executive's services to be rendered hereunder and are consistent with the conflict of interest policies maintained by the Company from time to time, (ii) she shall not actively solicit any employee of the Company or any of its subsidiaries or affiliates to leave the employment thereof and (iii) she shall not induce or attempt to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business

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

relation with the Company or its subsidiaries or affiliates to cease doing business with the Company or its subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensee or other person and the Company or its subsidiaries or affiliates. Notwithstanding any other provision of this Agreement to the contrary, this Paragraph 6(c) shall not apply following a Change in Control Termination (as hereinafter defined).

        (d)  Works.  All Works (as defined below) created by the Executive
             -----
during her employment by the Company will be and remain exclusively the property of the Company. "Works" means all material and information created by the Executive in the course of or as a result of the Executive's employment by the Company which is fixed in a tangible medium of expression, including, but not limited to, notes, drawings, memoranda, correspondence, documents, records, notebooks, flow charts, computer programs and source and object codes, regardless of the medium in which they are fixed. Each such Work is a "work for hire" and the Company may file applications to register copyright as author thereof. The Executive will take whatever steps and do whatever acts the Company requests, including, but not limited to, placement of the Company's proper copyright notice on such Works to secure or aid in securing copyright protection and will assist the Company or its nominees in filing applications to register claims of copyright in such works. The Executive will not reproduce, distribute, display publicly, or perform publicly, alone or in combination with any data processing or network system, any Works of the Company without the written permission from the Company.

        (e)  Inventions.  All Inventions (as defined below) made or conceived by
             ----------
the Executive, either solely or jointly with others, during the Executive's employment by the Company and within one (1) year after termination of such employment, whether or not such Inventions are made or conceived during the hours of the Executive's employment or with the use of the Company's facilities, materials, or personnel, will be the property of the Company or its nominees. "Invention" means discoveries, concepts, and ideas, whether patentable or not, including, but not limited to apparatus, processes, methods, techniques, and formulae, as well as improvements thereof or know-how related thereto, relating to any present or prospective activities of the Company or its subsidiaries. The Executive will, without royalty or any other additional consideration: (i) inform the Company promptly and fully of such Inventions by written reports, setting forth in detail a description, the operation and the results achieved;
(ii) assign to the

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

Company all the Executive's right, title, and interest in and to such Inventions, any applications for United States and foreign Letters Patent, any continuations, divisions, continuations-in-part, reissues, extensions or additions thereof filed for upon such Inventions and any United States and foreign Letters Patent; (iii) assist the Company or its nominees, at the expense of the Company, to obtain, maintain and enforce such United States and foreign Letters Patent for such Inventions as the Company may elect; and (iv) execute, acknowledge, and deliver to the Company at its expense such written documents and instruments, and do such other acts, such as giving testimony in support of the Executive's inventorship and invention, as may be necessary in the opinion of the Company to obtain, maintain or enforce the United States and foreign Letters Patent upon such Inventions and to vest the entire right and title thereto in the Company and to confirm the complete ownership by the Company of such Inventions.

        (f)  Enforcement.  The Executive agrees and warrants that the covenants
             -----------
contained herein are reasonable, that valid consideration has been and will be received therefor and that the agreements set forth herein are the result of arms-length negotiations between the parties hereto. The Executive recognizes that the provisions of this Paragraph 6 are vitally important to the continuing welfare of the Company, and its affiliates, and that money damages constitute a totally inadequate remedy for any violation thereof. Accordingly, in the event of any such violation by the Executive, the Company, and its affiliates, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to issue an injunction restraining any action by the Executive in violation of this Paragraph 6.

        7.  Termination.  Unless earlier terminated in accordance with the
            -----------
following provisions of this Paragraph 7, the Company shall continue to employ the Executive and the Executive shall remain employed by the Company during the entire Term as set forth in Paragraph 1(b). Paragraph 8 hereof sets forth certain obligations of the Company in the event that the Executive's employment hereunder is terminated. Certain capitalized terms used in this Paragraph 7 and Paragraph 8 hereof are defined in Paragraph 7(c) below.

        (a)  Death or Disability.  Except to the extent otherwise expressly
             -------------------
stated herein, including without limitation, as provided in Paragraph 8 with respect to certain post-Date of Termination payment obligations of the Company, this Agreement shall terminate immediately as of the Date of Termination in the event of the Executive's death or in the event that the Executive becomes disabled. The Executive will be deemed to be disabled at the end of any twelve (12) consecutive month period during which, by reason of physical or mental injury or disease, the Executive has been unable to perform substantially the Executive's usual and customary duties under this Agreement, provided that a reputable physician selected by the Company determines in writing that the Executive will, by reason of physical or mental injury or disease, be permanently unable to perform substantially the Executive's usual and customary duties under this Agreement. At any time and from time to time, upon reasonable request therefor by the Company, the Executive shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. In accordance with Paragraph 12, the Company shall promptly give the Executive written notice of any such determination of the Executive's disability and of the decision of the Company to terminate the Executive's employment by reason thereof. In the event of disability, until the Date of Termination the base salary payable to the Executive under Paragraph 3 hereof shall be reduced dollar-for-dollar by the amount of disability benefits, if any, paid to the Executive in accordance with any disability policy or program of the Company.

        (b)  Notification of Discharge for Cause or Resignation.  In accordance
             --------------------------------------------------
with the procedures hereinafter set forth, the Company may discharge the Executive from her employment hereunder for Cause and the Executive may resign from her employment hereunder for Good Reason or otherwise. Any discharge of the Executive by the Company for Cause or resignation by the Executive for Good Reason shall be communicated by a Notice of Termination to the Executive (in the case of discharge) or the Company (in the case of resignation) given in accordance with Paragraph 12 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(iii) if the Date of Termination is to be other than the date of receipt of such notice, specifies the termination date (which date shall in all events be within fifteen (15) days after the giving of such notice). No purported termination of the Executive's employment for Cause shall be effective without a Notice of Termination. The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstances in enforcing the Executive's rights hereunder.

        (c)  Definitions.  For purposes of this Paragraph 7 and Paragraph 8
             -----------
hereof, the following capitalized t erms shall have the meanings set forth below:

             (i)  "Accrued Obligations" shall mean, as of the Date of
                   -------------------
Termination, the sum of (A) the Executive's base salary under Paragraph 3 through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid and (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid.

             (ii) "Cause" shall mean any of the following which is materially
                   -----
and demonstrably injurious to the interest, property, operations, business or reputation of the Company or its subsidiaries or affiliates: (a) the Executive's theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or its subsidiaries or affiliates; (b) the Executive's intentional perpetration or attempted perpetration of fraud, or her participation in a fraud or attempted fraud, on the Company or its subsidiaries; or (c) any intentional act or acts of disloyalty or misconduct by the Executive; or (d) the Executive's conviction of a felony.

             (iii)  "Change in Control" shall mean the first to occur of the
                     -----------------
following events after the Effective Date: (a) the acquisition in one or more transactions, other than from the Company, by any individual, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of all outstanding Company Voting Securities; provided, however, that the following shall not
                           --------  -------
constitute a Change in Control: any acquisition by (1) the Company or any of its subsidiaries, any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (2) any corporation with respect to which, following such acquisition, more than 70% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Company Voting Securities; or; (b) approval by the shareholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the beneficial owners of the Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 70% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or (c) the liquidation or dissolution of the Company; (d) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company; and (e) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) or (b) of this sentence) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board. Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred solely as a result of any transaction as provided in subsection (a) or (b) above following which Vincent
K. McMahon and his family (as defined in Section 267(c)(4) of the Code) retain beneficial ownership of voting securities of, as applicable, the Company, its successor or the ultimate parent corporation or other entity of the chain of corporations or other entities which includes the Company or its successor, representing voting power that is equal to or greater than that of any other individual, entity or group.

           (iv) "Change in Control Termination" shall mean a termination of
                 -----------------------------
employment initiated by the Executive, with or without Good Reason, that occurs within the ninety (90)-day period beginning six (6) months after the occurrence of a Change in Control.

           (v)  "Date of Termination" shall mean (A) in the event of a discharge
                 -------------------
of the Executive by the Company for Cause or a resignation by the Executive for Good Reason or in a Change in Control Termination, the date the Executive (in the case of discharge) or the Company (in the case of resignation) receives a Notice of Termination, or any later date specified in such Notice of Termination, as the case may be, (B) in the event of a discharge of the Executive without Cause or a resignation by the Executive without Good Reason, the date the Executive (in the case of discharge) or the Company (in the case of resignation) receives notice of such termination of employment, (C) in the event of the Executive's death, the date of the Executive's death, and (D) in the event of termination of the Executive's employment by reason of disability pursuant to Paragraph 7(a), the date the Executive receives written notice of such termination.

           (vi) "Good Reason" shall mean any of the following: (A) the
                 -----------
assignment to the Executive of any duties inconsistent in any respect with the Executive's positions with the Company as set forth in this Agreement (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Paragraph 2, or any action by the Company which results in diminution in such positions, authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial and inadvertent actions not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Executive in accordance with Paragraph 12; (B) any failure by the Company to comply with any of the provisions of this Agreement, other than any isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company, promptly after receipt of written notice thereof given by the Executive in accordance with Paragraph 12; or (C) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement.

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

            (vii)  "Monthly Bonus Amount" shall mean the greater of (A) the
                    --------------------
Executive's target annual bonus for the year in which the Date of Termination occurs divided by twelve (12) or (B) the Executive's average annual bonus for the three fiscal years ended prior to the Date of Termination (or such lesser number of fiscal years as has been completed following the Company's conversion to "C corporation" status) divided by twelve (12).

        8.  Obligations of the Company Upon Termination.
            -------------------------------------------

       (a)  Discharge for Cause, Resignation without Good Reason or Disability.
            ------------------------------------------------------------------
In the event of a discharge of the Executive for Cause or resignation by the Executive without Good Reason, or in the event this Agreement terminates pursuant to Paragraph 7(a) by reason of the disability of the Executive:

            (i) the Company shall pay all Accrued Obligations to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination; and

            (ii) the Executive, or her beneficiary, heirs or estate in the event of the Executive's death, shall be entitled to receive all benefits accrued by him as of the Date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company in such manner and at such time as are provided under the terms of such plans and arrangements; and

            (iii) except as otherwise expressly provided in this Agreement, all other obligations of the Company hereunder shall cease forthwith.

       (b)  Death.  If the Executive dies during the Term:
            -----
       (i) the Company shall pay to the Executive in a lump sum in cash within ninety (90) days after the Date of Termination the aggregate of the following amounts:

               (A)  all Accrued Obligations; and

               (B) an amount equal to twenty-four (24) times the sum of (1) the monthly base salary in effect on the Date of Termination pursuant to Paragraph 3 and (2) the Monthly Bonus Amount.

       (ii) the Executive's estate shall be entitled to receive all benefits accrued by the Executive as of the Date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company in such manner and at such time as are provided under the terms of such plans; and

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

        (iii) all stock options and other stock interests or stock-based rights awarded to the Executive by the Company on or before the Date of Termination shall become fully vested and nonforfeitable as of the Date of Termination and shall remain exercisable by the Executive's estate for at least three years following the Date of Termination; and

        (iv) except as otherwise expressly provided in this Agreement, all other obligations of the Company hereunder shall cease forthwith.

    (c)  Discharge without Cause, Resignation for Good Reason or Change in
         -----------------------------------------------------------------
Control Termination. If the Executive is discharged other than for Cause or
-------------------
     disability, the Executive resigns with Good Reason or there is a Change in Control Termination:

         (i) the Company shall pay to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination the aggregate of the following amounts:
               (A)  all Accrued Obligations; and

               (B) the greater of (1) twenty-four (24) times the monthly base salary in effect on the Date of Termination pursuant to Paragraph 3 and (2) the balance of the base salary which as of the Date of Termination remains to be paid to the Executive pursuant to Paragraph 3 for the then-remaining Term of this Agreement (such remaining Term to be computed for all purposes in this Paragraph 8 without regard to any early termination thereof as a result of the termination of the Executive's employment); and

               (C) the product of (1) the Monthly Bonus Amount multiplied by (2) the greater (I) twenty-four (24) and (II) the number of full calendar months within the period from the Date of Termination through and including the last day of the then-remaining Term of this Agreement.

         (ii) for the greater of (A) twenty-four months and (B) the then-remaining Term of this Agreement, the Company shall either (1) arrange to provide the Executive and her dependents, at the Company's cost, with life, disability and health-and-accident insurance coverage providing substantially similar benefits to those which the Executive and her dependents were receiving immediately prior to the Date of Termination, to the extent the Company continues to maintain benefit plans providing for such benefits for executives generally or (2) in lieu of providing such coverage, pay to the Executive within thirty (30) days after the Date of Termination a lump sum amount in cash equal to two (2) times the projected cost to the Company of providing the extended benefit coverage referred to in clause (1) (as such cost shall be calculated by a nationally recognized benefit consulting firm using reasonable assumptions); and

           (iii) the Executive shall be entitled to receive all benefits accrued by him as of the Date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company in such manner and at such time as are provided under the terms of such plans; and

           (iv) all stock options and other stock interests or stock-based rights awarded to the Executive by the Company on or before the Date of Termination shall become fully vested and nonforfeitable as of the Date of Termination and shall remain exercisable for at least three years following the Date of Termination; and

           (v) except as otherwise expressly provided in this Agreement, all other obligations of the Company hereunder shall cease forthwith.

     (d)   Certain Additional Payments by the Company.
           ------------------------------------------

           (i) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any economic benefit or payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest and penalties with respect to such excise tax (such excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up-Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (ii) All determinations required to be made under this Section 8(d), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the Company's regular outside independent public accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or such earlier time as is requested by the Company. The initial Gross-Up Payment, if any, shall be paid to the Executive within 5 days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Internal Revenue Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to subsection (iii) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          (iii) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the later of either (A) the date the Executive has actual knowledge of such claim, or (B) ten days after the Internal Revenue Service issues to the Executive either a written report proposing imposition of the Excise Tax or a statutory notice of deficiency with respect thereto, and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty-day period following the date on which she gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall: (A) give the Company any information reasonably requested by the Company relating to such claim, (B) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (C) cooperate with the Company in good faith in order effectively to contest such claim, and (D) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this subsection (iii), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to request or accede to a request for an extension of the statute of limitations with respect only to the tax claimed, or pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations requested or acceded to by the Executive at the Company's request and relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (iv) If, after the receipt by the Executive of an amount advanced by the Company pursuant to subsection (iii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of subsection (iii)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to subsection (iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

               (v) In the event that any state or municipality or subdivision thereof shall subject any Payment to any special tax which shall be in addition to the generally applicable income tax imposed by such state, municipality, or subdivision with respect to receipt of such Payment, the foregoing provisions shall apply, mutatis mutandis, with respect to such special tax.

          (e)  Payment Obligations Absolute.  The Company's obligation to make
               ----------------------------
the payments and the arrangements provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Executive or any other party. Each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from the Executive or from whomsoever may be entitled thereto, for any reasons whatsoever.

          (f)  Contractual Rights to Benefits.  This Agreement establishes and
               ------------------------------
vests in the Executive a contractual right to the benefits to which she is entitled hereunder. The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement.

          9.  Indemnification.  The Company shall defend and hold the Executive
              ---------------
harmless to the fullest extent permitted by applicable law in connection with any claim, action, suit, investigation or proceeding arising out of or relating to performance by the Executive of services for, or action of the Executive as a director, officer or employee of the Company, or of any other person or enterprise at the request of the Company. Expenses incurred by the Executive in defending a claim, action, suit or investigation or criminal proceeding shall be paid by the Company in advance of the final disposition thereof upon the receipt by the Company of an undertaking by or on behalf of the Executive to repay said amount unless it shall ultimately be determined that the Executive is entitled to be indemnified hereunder; provided, however, that this indemnification arrangement shall not apply to a nonderivative action commenced by the Company against the Executive. The foregoing shall be in addition to any indemnification rights the Executive may have by law, contract, charter, by-law or otherwise.

       10.   Binding Effect.  This Agreement shall be binding upon and inure to
             --------------
the benefit of the heirs and representatives of the Executive and the successors and assigns of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a significant portion of its assets, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Regardless whether such agreement is executed, this Agreement shall be binding upon any successor of the Company in accordance with the operation of law and such successor shall be deemed the "Company" for purposes of this Agreement.

       11.  Cost of Enforcement.  In the event of litigation with respect to
            -------------------
the Executive's rights under this Agreement, if the Executive or her beneficiary substantially prevails in such litigation, then all of the Executive's or beneficiary's reasonable attorneys' fees and costs and expenses associated with the proceedings shall be paid by the Company.

       12.  Notices.  All notices, requests, demands and other communications
            -------
hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

        (a)  to the Board or the Company, to:
             1241 East Main Street
             P. O. Box 3857
             Stamford, CT  06902


        (b)  to the Executive, to:

Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

        13.  No Assignment.  Except as otherwise expressly provided herein, this
             -------------
Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

        14.  Execution in Counterparts.  This Agreement may be executed by the
             -------------------------
parties hereto in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

        15.  Jurisdiction and Governing Law.  Jurisdiction over disputes with
             ------------------------------
regard to this Agreement shall be exclusively in the courts of the State of Connecticut, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Connecticut, other than the conflict of laws provisions of such laws.

        16.  Severability.  If any provision of this Agreement shall be adjudged
             ------------
by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

        17.  Prior Understandings.  This Agreement embodies the entire
             --------------------
understanding of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


Attest:                      World Wrestling Federation
                             Entertainment, Inc.


___________________________  By:___________________________



                             Title:___________________________

                             EXECUTIVE

                             _________________________________
                                 Linda E. McMahon


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